                                                                     EXHIBIT 4.2

                           FORM OF DEPOSIT AGREEMENT
                                 MATTEL, INC.,

                      [                   ], As Depositary


                                      AND


                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN


                               DEPOSIT AGREEMENT
                                      FOR
                        SERIES C MANDATORILY CONVERTIBLE
                           REDEEMABLE PREFERRED STOCK


                         Dated as of ____________, 1997

                               TABLE OF CONTENTS
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                                                            Page
ARTICLE I.         Definitions.............................   1

ARTICLE II.        Book-Entry, Form of Receipts, Deposit
                      of Stock, Execution and Delivery,
                      Transfer, Surrender and Redemption
                      of Receipts..........................   3

  SECTION 2.01.    Book-Entry Form; Form and Transfer of
                      Receipts.............................   3
  SECTION 2.02.    Deposit of Stock; Execution and
                      Delivery of Receipts in Respect
                      Thereof..............................   6
  SECTION 2.03.    Optional Redemption of Stock............   7
  SECTION 2.04.    Mandatory Conversion of Stock...........   9
  SECTION 2.05.    Conversion of Stock at the Option of the
                      Holder...............................   9
  SECTION 2.06.    Registration of Transfer of Receipts....  10
  SECTION 2.07.    Surrender of Receipts and Withdrawal of
                      Stock................................  11
  SECTION 2.08.    Limitations on Execution and Delivery,
                      Transfer, Surrender and Exchange of
                      Receipts.............................  12
  SECTION 2.09.    Lost Receipts, etc......................  13
  SECTION 2.10.    Cancellation and Destruction of
                      Surrendered Receipts.................  13
  SECTION 2.11.    Interchangeability of Book-Entry
                      Receipts and Receipts in Physical,
                      Certificated Form....................  13

ARTICLE III.       Certain Obligations of Holders of
                      Receipts and the Company.............  14

  SECTION 3.01.    Filing Proofs, Certificates and Other
                      Information..........................  14
  SECTION 3.02.    Payment of Taxes or Other Governmental
                      Charges..............................  14
  SECTION 3.03.    Warranty as to Stock....................  15
  SECTION 3.04.    Warranty as to Receipts.................  15

ARTICLE IV.        The Deposited Securities; Notices.......  15

  SECTION 4.01.    Cash Distributions......................  15
  SECTION 4.02.    Distributions Other than Cash, Rights,
                      Preferences or Privileges............  16
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                                      -i-

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                                                            Page
  SECTION 4.03.    Subscription Rights, Preferences or
                      Privileges...........................  17
  SECTION 4.04.    Notice of Dividends, etc.; Fixing
                      of Record Date for Holders
                      of Receipts..........................  18
  SECTION 4.05.    Voting Rights...........................  18
  SECTION 4.06.    Changes Affecting Stock and
                      Reclassifications, Recapitalizations,
                      etc..................................  19
  SECTION 4.07.    Inspection of Reports...................  20
  SECTION 4.08.    Lists of Receipt Holders................  20

ARTICLE V.         The Depositary, the Depositary's Agents,
                      the Registrar and the Company........  20

  SECTION 5.01     Maintenance of Offices, Agencies and
                      Transfer Books by the Depositary;
                      Registrar............................  20
  SECTION 5.02.    Prevention of or Delay in
                      Performance by the Depositary,
                      the Depositary's Agents, the
                      Registrar or the Company.............  21
  SECTION 5.03.    Obligations of the Depositary, the
                      Depositary's Agents, the Registrar
                      and the Company......................  22
  SECTION 5.04.    Resignation and Removal of the
                      Depositary; Appointment of Successor
                      Depositary...........................  23
  SECTION 5.05.    Corporate Notices and Reports...........  24
  SECTION 5.06.    Indemnification by the Company..........  25
  SECTION 5.07.    Charges and Expenses....................  25

ARTICLE VI.        Amendment and Termination...............  26

  SECTION 6.01.    Amendment...............................  26
  SECTION 6.02.    Termination.............................  26

ARTICLE VII.       Miscellaneous...........................  27

  SECTION 7.01.    Counterparts............................  27
  SECTION 7.02.    Exclusive Benefit of Parties............  27
  SECTION 7.03.    Invalidity of Provisions................  28
  SECTION 7.04.    Notices.................................  28
  SECTION 7.05.    Depositary's Agents.....................  29
  SECTION 7.06.    Holders of Receipts Are Parties.........  29
  SECTION 7.07.    Governing Law...........................  29
  SECTION 7.08.    Inspection of Deposit Agreement.........  29
  SECTION 7.09.    Headings................................  29

                               DEPOSIT AGREEMENT

          DEPOSIT AGREEMENT dated as of __________, 1997, among Mattel, Inc., a
Delaware corporation, [           ], and the holders from time to time of the
Receipts described herein.

          WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Stock of the Company with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited; and

          WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

          NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement. Terms not otherwise defined herein shall be given the meaning assigned to such terms in the Certificate.

          "Certificate" shall mean the Certificate of Designations filed with the Secretary of State of the State of Delaware establishing the Stock as a series of preferred stock of the Company designated as "Series C Mandatorily Convertible Redeemable Preferred Stock."

          "Common Stock" shall mean the Company's Common Stock par value $1.00 per share, or any security into which the Common Stock may be converted.

          "Company" shall mean Mattel, Inc., a Delaware corporation, and its successors.

          "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

          "Depositary" shall mean [         ], and any successor as Depositary
hereunder.

          "Depositary Shares" shall mean Depositary Shares, each representing ownership of one-twentieth of the Stock deposited with the Depositary hereunder under this Deposit Agreement, all as evidenced by a Receipt. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented by such Depositary Share, including the dividend, voting, redemption, conversion and liquidation rights and subject, proportionately, to all of the limitations of the Stock represented thereby, contained in the Certificate, and to the benefits of all obligations of the Company under the Certificate.

          "Depositary's Agent" shall mean any agent appointed by the Depositary pursuant to Section 7.05.

          "Depositary's Office" shall mean the corporate trust office of the Depositary in [ ], at which at any particular time its depositary receipt business shall be administered.

          "Mandatory Conversion Date" shall be July 1, 2000.

          "Mandatory Conversion Rate" shall mean the conversion rate, as set forth in Section III(A) of the Certificate, at which the Stock, and therefore the Depositary Shares, will convert into Common Stock on the Mandatory Conversion Date.

          "Optional Rate" shall mean the conversion rate, as set forth in
Section III(B) of the Certificate, at which the Stock, and therefore the Depositary Shares, will be subject to upon conversion, and may be subject to upon redemption.

          "Receipt" shall mean one of the Depositary Receipts issued hereunder by the Depositary, whether in definitive or temporary form, evidencing interests held in Depositary Shares in substantially the form set forth in Exhibit A hereto. When the context requires, the term "Receipt" shall be deemed to include the DTC Receipt (as defined in Section 2.01 hereof).

          "Record Holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

          "Redemption Date" shall have the meaning set forth in Section 2.03 hereof.

          "Registrar" shall mean any bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Stock" shall mean the Company's Series C Mandatorily Convertible Redeemable Preferred Stock, par value $0.10 per share.

          "Stockholder" shall mean holders of the Stock.

          "Transaction" shall mean the occurrence of such an event, as set forth in Section III(E) of the Certificate, which causes the consideration receivable upon redemption or conversion of the Stock, and therefore the Depositary Shares, to include securities, cash or other property in replacement of, or in addition to Common Stock.


                                   ARTICLE II

                     Book-Entry, Form of Receipts, Deposit
                  of Stock, Execution and Delivery, Transfer,
                     Surrender and Redemption of Receipts
                  -------------------------------------------

          SECTION 2.01.  Book-Entry Form; Form and Transfer of Receipts.  The
                         ----------------------------------------------
Company and the Depositary shall make application to The Depository Trust Company ("DTC") for acceptance of all or a portion of the Receipts for its book-entry settlement system. The Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility, including, but not limited to, a letter of representations, in form satisfactory to the Company, the Depositary and DTC. So long as the Receipts are eligible for book-entry settlement with DTC, except as provided for in Section 2.11 of this Deposit Agreement, or unless otherwise required by law, all Depositary Shares to be traded on the New York Stock Exchange with book-entry settlement through DTC shall be represented by a single receipt (the "DTC Receipt") which shall be deposited with DTC (or its designee) evidencing all such Depositary Shares and registered in the name of
the nominee of DTC (initially expected to be Cede & Co.).  [                 ]
or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. During any period in which any Depositary Shares are evidenced by the DTC Receipts except as expressly provided for in Section 2.11 of this Deposit Agreement, no person acquiring Depositary Shares traded on the New York Stock Exchange with book-entry settlement through DTC shall receive or be entitled to receive physical delivery of the Receipts evidencing such Depositary Shares. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or (ii) institutions that have accounts with DTC.

          If DTC subsequently ceases to make its book-entry settlement system available for the Receipts, the Company may instruct the Depositary regarding making other arrangements for book-entry settlement. In the event that the Receipts are not eligible for, or it is no longer necessary to have the Receipts available in book-entry form, the Depositary shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. Such definitive Receipts shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as hereafter provided.

          The beneficial owners of Depositary Shares shall, except as stated above with respect to Depositary Shares in book-entry form represented by the DTC Receipt, be entitled to receive Receipts in physical, certificated form as herein provided.

          The Receipts shall be typewritten, in the case of the DTC Receipt, and otherwise shall, upon notice by the Company to the Depositary, be definitive Receipts which shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth as Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. Until such time as the Receipts are so engraved or printed or lithographed in accordance with the preceding sentence, the Depositary, upon the written order of the Company or any holder of Stock, as the case may be, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Depositary's expense and without any charge therefor to the holder of the Receipts. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

          Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

          Receipts shall be in denominations of any number of whole Depositary Shares.

          Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

          Subject to any limitations set forth in a Receipt or in this Deposit Agreement, title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the
--------  -------
books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions, the exchange of Depositary Shares for Stock, the right to exchange Receipts pursuant to Section 2.11 or to any notice provided for in this Deposit Agreement and for all other purposes.

          SECTION 2.02.  Deposit of Stock; Execution and Delivery of Receipts in
                         -------------------------------------------------------
Respect Thereof.  Subject to the terms and conditions of this Deposit Agreement,
---------------
the Company or any holder of Stock may from time to time deposit shares of the Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by law or the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

          Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

          Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the Company or a holder of Stock depositing shares of Stock in accordance with the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by the Company or such holder. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. The DTC Receipt shall provide that it shall evidence the aggregate amount of Depositary Shares from time to time indicated in the records of the Depositary and that the aggregate amount of Depositary Shares evidenced thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary.

          Other than in the case of splits, combinations or other reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited hereunder not more than [______________] shares of Stock.

          SECTION 2.03.  Optional Redemption of Stock.  Whenever the Company
                         ----------------------------
shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed to in writing with the Depositary) give the Depositary not less than 30 days' notice of the proposed date of such proposed redemption of Stock and the number of shares of Stock held by the Depositary to be so redeemed. On the date of such redemption, provided that the Company shall then have deposited with the Depositary the number of shares of Common Stock and any cash necessary to effect such redemption, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed, first class postage prepaid, not less than 15 nor more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the Record Holders on the record date for such redemption (determined pursuant to Section 4.04 hereof) of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such Record Holders as the same appear on the records of the Depositary, but neither failure to mail any such notice to one or more such Record Holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other Record Holders. Each such notice shall state (i) that the Company has elected to redeem all or a portion of the Stock represented by the Depositary Shares, (ii) the record date for purposes of such redemption,
(iii) the Redemption Date, (iv) that all outstanding Depositary Shares are to be redeemed, or in the case of a redemption of fewer than all outstanding Depositary Shares in connection with a partial redemption of Stock pursuant to
Section III(B) of the Certificate, the number of such Depositary Shares held by such Record Holder to be redeemed, (v) the number of shares of Common Stock, cash in lieu of fractional shares and other consideration (in the event that a Transaction has occurred) to be received for each Depositary Share held by such Record Holder (such conversion amounts to be determined by the Company in accordance with the Certificate),

(vi) the place or places where Receipts evidencing Depositary Shares are to be surrendered for shares of Common Stock, (vii) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accrue at the close of business on such Redemption Date; and (viii) any other information required by applicable law and any other procedures to be followed by such Record Holders to receive Common Stock for their redeemed Depositary Shares. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner determined by the Depositary to be consistent with the method determined by the Board of Directors, in its sole discretion, with respect to the Stock.

          The Depositary shall similarly mail notice of such redemption to the Stockholders, if any, whose shares of Stock are designated by the Company for redemption at their addresses as they appear on the records of the Depositary, first class postage prepaid, not less than 15 and not more than 60 days prior to the Redemption Date. Neither failure to mail any notice to any Stockholder nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other Stockholders.

          Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) all dividends in respect of the shares of Stock so called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding, and all rights of the Record Holders of Receipts evidencing such Depositary Shares (except the right to receive shares of Common Stock, cash in lieu of fractional shares upon redemption, if applicable, or other consideration resulting from the occurrence of a Transaction, if any) shall, to the extent of such Depositary Shares, cease and terminate. Upon any surrender in accordance with said notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), each such Depositary Share shall be redeemed by the Depositary for the number of Common Shares therefor specified in said notice, plus cash for fractional shares, if any, represented by such Depositary Share. The foregoing shall further be subject to the terms and conditions of the Certificate. If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Record Holder of such Receipt, upon surrender of such Receipt, to the Depositary, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption, together with certificates representing the shares of Common Stock issuable upon redemption of the Depositary Shares called for redemption.

          SECTION 2.04.  Mandatory Conversion of Stock.  On the Mandatory
                         -----------------------------
Conversion Date, all outstanding shares of the Stock will automatically convert into Common Stock at the Mandatory Conversion Rate. Provided that the Company shall then have deposited with the Depositary the number of shares of Common Stock, cash in lieu of fractional shares, and other consideration (in the event that a Transaction has occurred) necessary to effect such conversion, the Depositary shall convert all outstanding Depositary Shares representing Stock into Common Stock at the Mandatory Conversion Rate specified to the Depositary by the Company.

          From and after the Mandatory Conversion Date (unless the Company shall have failed to deposit the shares of Common Stock, cash or other consideration as required above), (i) all dividends in respect of the shares of Stock shall cease to accrue, (ii) the Depositary Shares shall be deemed no longer to be outstanding, (iii) all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock and any other consideration then due) shall, to the extent of such Depositary Shares, cease and terminate and (iv) upon surrender of the Receipts evidencing any such Depositary Shares in accordance with such procedures and documentation as the Depositary may require, such Depositary Shares shall be converted by the Depositary into whole shares of Common Stock and any other consideration therefor specified by the Company, plus all money and other property, if any, represented by such Depositary Shares. The foregoing shall further be subject to the terms and conditions of the Certificate.

          SECTION 2.05.  Conversion of Stock at the Option of the Holder.  Upon
                         -----------------------------------------------
the Depositary's receipt from any Record Holder, at any time prior to the Mandatory Conversion Date or until immediately before the close of business on any redemption date with respect to such shares, of a written notice of such Record Holders' election to convert any or all whole shares of the Stock represented by such holders's Depositary Shares into Common Stock, along with delivery to the Depositary of such holder's Receipt(s) evidencing such Depositary Shares, cash payment of an amount equal to the Depositary Share's portion of the dividends payable on the Stock (for conversions taking place after the close of business on a record date for any declared dividend and before the opening of business on the next succeeding dividend payment date, as set forth in the Certificate), if applicable, and a proper assignment of such Receipts(s) to the Company or in blank, provided that the Company shall then have deposited with the Depositary the number of shares of Common Stock and any money or other property necessary to effect such conversion, the Depositary shall, promptly thereafter, (i) cancel such Receipt(s), (ii) deliver to such Record Holder a certificate for the number of whole shares of Common Stock into which such Stock is converted, pursuant to the Optional Rate as calculated by the Company in accordance with the Certificate, (iii) deliver to such holder all cash in lieu of fractional shares, if any, or other consideration (in the event a Transaction has occurred) to be received for each Depositary Share, (iv) if less than all of the Depositary Shares evidenced by any Receipt are converted, deliver to such holder a new Receipt or Receipts evidencing the quantity of Depositary Shares evidenced by such prior Receipt but not converted and (v) cancel (or, if the Depositary is not the transfer agent for Stock, deliver for cancellation) that number of shares of Stock held by the Depositary which are represented by the aggregate of all Depositary Shares so converted. Each such conversion of Depositary Shares shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements as to delivery of notice of conversion, Receipt(s), and assignment shall have been satisfied.

          After the effective date of such conversion of any Depositary Shares,
(i) all dividends in respect of the shares of Stock represented by such Depositary Shares shall cease to accrue, (ii) the Depositary Shares being so converted shall be deemed no longer to be outstanding and (iii) all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock and any money or other property to which such holders were entitled upon such conversion) shall, to the extent of such Depositary Shares, cease and terminate. No fractional shares of Stock may be converted. The foregoing shall further be subject to the terms and conditions of the Certificate.

          SECTION 2.06.  Registration of Transfer of Receipts.  Subject to the
                         ------------------------------------
terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof at the Depositary's Office by the holder in person or by such holder's duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

          SECTION 2.07.  Surrender of Receipts and Withdrawal of Stock.  Any
                         ---------------------------------------------
holder of a Receipt or Receipts representing any number of whole shares of Stock (or such holder's duly authorized attorney) may withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. If such holder's Depositary Shares are being held by DTC or its nominee pursuant to Section 2.01, such holder shall request, in accordance with Section 2.11, withdrawal from the book-entry system of the number of Depositary Shares specified in the preceding sentence. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to receive Depositary Shares in exchange therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 2.06) upon his order, a new Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Stock (or cash in lieu thereof) be distributed by the Depositary. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

          Stock delivered pursuant to the preceding paragraph may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular shares of Stock are subject.

          If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Record Holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

          Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

          SECTION 2.08.  Limitations on Execution and Delivery, Transfer,
                         ------------------------------------------------
Surrender and Exchange of Receipts.  As a condition precedent to the execution
----------------------------------
and delivery, registration of transfer, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to
Section 5.07 (or evidence reasonably satisfactory to the Company that such charges and expenses have been paid), (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the provisions of this Deposit Agreement.

          The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the Deposit Agreement, or with the approval of the Company, for any other reason.

          Without limitation of the foregoing, the Depositary shall not accept for deposit under this Deposit Agreement any Stock as to which it has actual knowledge is required to be registered under the Securities Act, unless a registration statement under the Securities Act is in effect as to such Stock; provided, however, the Depositary
                                              --------  -------
shall have no affirmative duty to determine whether any Stock is required to be registered under the Securities Act or whether the effectiveness of any registration statement has been suspended.

          SECTION 2.09.  Lost Receipts, etc.  In case any Receipt shall be
                         -------------------
mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof, (ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it, and (ii) the payment of a fee of two percent (2%) of the value of the Depositary Shares represented by such receipt, however, in no case shall such fee be in excess of $250.

          SECTION 2.10.  Cancellation and Destruction of Surrendered Receipts.
                         ----------------------------------------------------
All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled. Any Receipt evidenced in book-entry form shall be deemed cancelled when the Depositary has caused the amount of Depositary Shares evidenced by the DTC Receipt to be reduced in proportion to the number of Depositary Shares evidenced by the surrendered Receipt.

          SECTION 2.11.  Interchangeability of Book-Entry Receipts and Receipts
                         ------------------------------------------------------
in Physical, Certificated Form.  Subject to the terms and conditions of this
------------------------------
Deposit Agreement, upon receipt by the Depositary of written instructions from a DTC participant on behalf of any person having a beneficial interest in Depositary Shares evidenced by the DTC Receipt for the purpose of directing the Depositary to execute and deliver a Receipt in physical, certificated form evidencing such Depositary Shares, the Depositary shall follow the customary procedures established by DTC for the purpose of reducing the number of Depositary Shares evidenced by the DTC Receipt and, following such reduction, shall execute and deliver to or upon the order of the person or persons named in such order a Receipt or Receipts registered in the name or names requested by such person and evidencing in the aggregate the number of Depositary Shares equal to the reduction in the number evidenced by the DTC Receipt. The Depositary may require in such written instructions any certification or representation as it shall deem necessary to comply with applicable law.

          Subject to the terms and conditions of this Deposit Agreement, upon receipt by the Depositary of a Receipt or Receipts in physical, certificated form, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Depositary, including any required certifications, and together with written instructions directing the Depositary to adjust its records to reflect an increase in the aggregate amount of Depositary Shares evidenced by the DTC Receipt (including, without limitation, information regarding the DTC participant account to be credited with such increase), and upon payment of the fees and expenses of the Depositary, the Depositary shall cancel such Receipt or Receipts in physical, certificated form and shall follow the customary procedures established by DTC for the purpose of reflecting such increase in the number of Depositary Shares evidenced by the DTC Receipt.


                                  ARTICLE III

                             Certain Obligations of
                      Holders of Receipts and the Company
                      -----------------------------------

          SECTION 3.01.  Filing Proofs, Certificates and Other Information.  Any
                         -------------------------------------------------
holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

          SECTION 3.02.  Payment of Taxes or Other Governmental Charges.
                         ----------------------------------------------
Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses as provided in Section 5.07, or provide reasonably satisfactory evidence to the Depositary that such charges and expenses have been paid. Registration of transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency. The Depositary shall act as the withholding agent for any payments, distributions and exchanges made with respect to the Depositary Shares and Receipts, and the Stock, Common Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such holder at the Company's expense.

          SECTION 3.03.  Warranty as to Stock.  The Company hereby represents
                         --------------------
and warrants that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of the Receipts.

          SECTION 3.04.  Warranty as to Receipts.  The Depositary hereby
                         -----------------------
represents and warrants that the Receipts, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of the Receipts.


                                   ARTICLE IV

                       The Deposited Securities; Notices
                       ---------------------------------

          SECTION 4.01.  Cash Distributions.  Whenever the Depositary shall
                         ------------------
receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however,
         --------  -------
that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders then outstanding.

          SECTION 4.02.  Distributions Other than Cash, Rights, Preferences or
                         -----------------------------------------------------
Privileges.  Whenever the Depositary shall receive any distribution other than
----------
cash, rights, preferences or privileges upon Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to Record Holders on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, except that the Depositary may not distribute fractional shares of Common Stock or of any security not issuable in fractional shares. If in the opinion of the Company such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, at the direction of the Company, adopt such method as the Company deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper.

          No fractional shares or Common Stock will be issued upon conversion or redemption of Depositary Shares or upon payment of stock dividends or distributions on the Stock; and, if such conversion, redemption, dividend or distribution would otherwise result in a fractional share of Common Stock being issued, the Depositary shall sell the total number of shares of Common Stock that would have been represented by such fractional shares at public sale at such place or places and upon such terms it deems proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to Record Holders of Receipts as provided by Section

4.01 in the case of a distribution received in cash. The amount distributed in the foregoing cases will be reduced by any amount required to be withheld by the Company or the Depositary on account of taxes or otherwise required pursuant to law, regulation or court process.

          SECTION 4.03.  Subscription Rights, Preferences or Privileges.  If the
                         ----------------------------------------------
Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Company in its discretion with the reasonable approval of the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights,
--------  -------
preferences or privileges the Company determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Company, in its discretion (with approval of the Depositary; in any case where the Company has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of any such rights, preferences or privileges unless the Company shall have provided an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or that the offering and sale of such rights, preferences or privileges are exempt from registration under the Securities Act.

          If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

          If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its commercially reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

          SECTION 4.04.  Notice of Dividends, etc.; Fixing of Record Date for
                         ----------------------------------------------------
Holders of Receipts.  Whenever (i) any cash dividend or other cash distribution
-------------------
shall become payable, any distribution other than cash shall be made, or any rights, warrants, preferences or privileges shall at any time be offered, with respect to Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or any solicitation of consents in respect of the Stock, or any call or conversion of any shares of Stock or at any time the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to (a) receive such dividend, distribution, rights, warrants, preferences or privileges or the net proceeds of the sale thereof, (b) receive notice of, and give instructions for the exercise of voting rights at, any such meeting or (c) receive notice of any such call or conversion, subject to the provisions hereof.

          SECTION 4.05.  Voting Rights.  Upon receipt of notice of any meeting
                         -------------
at which the holders of Stock are entitled to vote or any solicitation of consents in respect of Stock, the

Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting or consent solicitation and (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on the relevant record date, the Depositary shall use its best efforts to vote or cause to be voted or deliver a consent with respect to the amount of Stock represented by the Depositary Shares evidenced by such Receipt, in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fraction of a share of Stock, the Depositary shall aggregate such fraction with all other fractions resulting from requests with the same voting instructions and shall vote the number of whole shares resulting from requests with the same voting instructions and shall vote the number of whole shares resulting from such aggregation in accordance with the instructions received in such requests. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

          Holders of Receipts shall also be entitled to vote on certain amendments to the Deposit Agreement pursuant to Section 6.01 hereof.

          SECTION 4.06.  Changes Affecting Stock and Reclassifications,
                         ----------------------------------------------
Recapitalizations, etc.  Whenever a Transaction occurs the Company may in its
-----------------------
discretion, direct the Depositary to execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new property into which the Stock may be converted or redeemed for.

          Whenever the Mandatory Conversion Rate and Optional Rate are adjusted by the Company pursuant to Section II(D) of the Certificate, the Company shall provide a certificate to the Depositary as required by Section III(F) of the Certificate. Such certificate shall set forth such adjustments, the method of calculation thereof and the facts requiring such adjustment and upon which such adjustment is based. The Depositary shall promptly mail notice containing the foregoing information to each Record Holder.

          Whenever a Transaction occurs, the Company shall provide notice to the Depositary containing the date on which such Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such Transaction. The Depositary shall promptly mail notice containing the foregoing information to each Record Holder.

          SECTION 4.07.  Inspection of Reports.  The Depository shall make
                         ---------------------
available for inspection by holders of Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Stock unless at the time of or prior to receipt the Company advises the Depositary that such reports or communications have not been generally available to the stockholders.

          SECTION 4.08.  Lists of Receipt Holders.  Promptly upon request from
                         ------------------------
time to time by the Company, the Depositary shall furnish to it a list, as of recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.


                                   ARTICLE V

                        The Depositary, the Depositary's
                     Agents, the Registrar and the Company
                     -------------------------------------

          SECTION 5.01.  Maintenance of Offices, Agencies and Transfer Books by
                         ------------------------------------------------------
the Depositary; Registrar.  Upon execution of this Deposit Agreement, the
-------------------------
Depositary shall maintain at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

          The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, and to reflect potential split-ups and combinations of Depositary Shares, which books at all reasonable times shall be open for inspection by the Company.

          The Depositary may close each such books only when the register of stockholders of the Company is closed or as otherwise required by law.

          The Depositary may, with the approval of the Company, appoint a Registrar (which may be the Depositary) for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

          SECTION 5.02.  Prevention of or Delay in Performance by the
                         --------------------------------------------
Depositary, the Depositary's Agents, the Registrar or the Company.  None of the
-----------------------------------------------------------------
Depositary, any Depositary's Agent, any Registrar or the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Restated Certificate of Incorporation, as amended (including the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.

          SECTION 5.03.  Obligations of the Depositary, the Depositary's Agents,
                         -------------------------------------------------------
the Registrar and the Company.  None of the Depositary, any Depositary's Agent,
-----------------------------
any Registrar or the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its gross negligence or willful misconduct.

          None of the Depositary, any Depositary's Agent, any Registrar or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Common Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

          None of the Depositary, any Depositary's Agent, any Registrar or the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith or in accordance with the Depositary Agreement. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or the Depositary's Agents due to its or their gross negligence, willful misconduct or bad faith. The Depositary, the Depositary's Agents, and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

          It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Stock.

          The Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

          None of the Depositary (or its officers, directors, employees or agents), any Depositary's Agent or the Registrar makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares or the Receipts (except its countersignature thereon), or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is
                                  --------  -------
responsible for its representations in this Deposit Agreement.

          The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares, except that the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of the State of [Delaware], with full power, authority and legal right under such law to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms.

          SECTION 5.04.  Resignation and Removal of the Depositary; Appointment
                         ------------------------------------------------------
of Successor Depositary.  The Depositary may at any time resign as Depositary
-----------------------
hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

          In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

          Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

          SECTION 5.05.  Corporate Notices and Reports.  The Company agrees that
                         -----------------------------
it will transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.08, all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the

Depositary Shares or the Receipts are listed or by the Company's Restated Certificate of Incorporation, as amended (including the Certificate), to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense.

          SECTION 5.06.  Indemnification by the Company.  The Company shall
                         ------------------------------
indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including reasonable attorney fees and expenses) which may arise out of (a) acts performed or omitted in connection with this Deposit Agreement and the Receipts (i) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of gross negligence, willful misconduct or bad faith on the respective parts of any such person or persons, or (ii) by the Company or any of its agents, or (b) the offer, sale or registration of the Receipts, the Common Stock or the Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section
5.06 shall survive any succession of any Depositary, Registrar or Depositary's Agent.

          SECTION 5.07.  Charges and Expenses.  The Company shall pay all
                         --------------------
transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock, the initial issuance of the Depositary Shares and any redemption or conversion of the Stock by the Company and all withdrawals of shares of the Stock by owners of Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. The Depositary may refuse to effect any transfer of a Receipt or any withdrawal of Stock evidenced thereby until all such taxes and charges with respect to such Receipt or Stock are paid by the holder thereof. If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the approximate cost of the performance of such duties. If such duties are subsequently performed at the request of such holder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses.

                                   ARTICLE VI

                           Amendment and Termination
                           -------------------------

          SECTION 6.01.  Amendment.  The form of Receipt evidencing the
                         ---------
Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary; provided, however,
                                                             --------  -------
that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent, which shall go into effect not sooner than 90 days after notice thereof to the holders of the Receipts) which shall materially and adversely alter the rights of the holders of Depositary Shares (or, which relates to or affects rights to receive dividends or distributions, or voting or redemption rights) will be effective unless such amendment has been approved by the holders of at least two-thirds of the Depositary Shares then outstanding.
In no event may any amendment impair the right of any holder of Receipts, subject to the conditions specified in the Deposit Agreement, upon such surrender of the Receipts evidencing such Depositary Shares, to receive Stock or upon conversion of the Stock represented by the Depositary Receipts, to receive shares of Common Stock, and in each case any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law.

          SECTION 6.02.  Termination.  The Deposit Agreement may be terminated
                         -----------
by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or converted, (ii) there has been a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Receipts or (iii) upon consent of holders of Receipts representing not less than two-thirds of the Depositary Shares then outstanding.

          Whenever the Deposit Agreement has been terminated pursuant to clause
(iii) of the preceding paragraph the Depositary will mail notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and successor depositary shall not have been appointed and accepted its appointment. If any Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notices of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary will continue to (i) collect dividends on the Stock and any distributions with respect thereto and (ii) deliver the Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability or interest thereon, for the pro rata benefit of the holders of Receipts which have not been surrendered. Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to the Stock represented by the Depositary Shares, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which time the holders of such Depositary Shares shall look only to the general funds of the Company for the payment thereof.

          The Company does not intend to terminate the Deposit Agreement or to permit the resignation of the Depositary without appointing a successor depositary. In the event the Deposit Agreement is terminated, the Company will use all reasonable efforts to have the Stock listed on the New York Stock Exchange.

          Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.06 and 5.07.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

          SECTION 7.01.  Counterparts.  This Deposit Agreement may be executed
                         ------------
in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 7.02.  Exclusive Benefit of Parties.  This Deposit Agreement
                         ----------------------------
is for the exclusive benefit of the parties hereto, including the holders of the Receipts, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

          SECTION 7.03.  Invalidity of Provisions.  In case any one or more of
                         ------------------------
the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          SECTION 7.04.  Notices.  Any and all notices to be given to the
                         -------
Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, overnight courier or facsimile confirmed by letter, addressed to the Company at 333 Continental Boulevard, El Segundo, California 90245, to the attention of Barnett Rosenberg, Esq., facsimile number 310-252-6123, or at any other address of which the Company shall have notified the Depositary in writing.

          Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, overnight courier or facsimile confirmed by letter, addressed to the Depositary at the Depositary's Office at [__________ ___________________________________], facsimile number, or at any other address of which the Depositary shall have notified the Company in writing.

          Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, overnight courier or facsimile confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the stock register of the Company, or if such holder shall have filed with the Depositary or the Company a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

          Delivery of a notice sent by mail, by telegram, telex or facsimile shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram, telex or facsimile message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram, telex or facsimile message shall not subsequently be confirmed by letter or as aforesaid.

          SECTION 7.05.  Depositary's Agents.  The Depositary may from time to
                         -------------------
time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

          SECTION 7.06.  Holders of Receipts Are Parties.  The holders of
                         -------------------------------
Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by and entitled to the benefits of all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

          SECTION 7.07.  Governing Law.  This Deposit Agreement and the Receipts
                         -------------
and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

          SECTION 7.08.  Inspection of Deposit Agreement.  Copies of this
                         -------------------------------
Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

          SECTION 7.09.  Headings.  The headings of articles and sections in
                         --------
this Deposit Agreement and in the form of Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

          IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.


                              MATTEL, INC.


                              By:________________________________

                              Name:______________________________

                              Title:_____________________________


                              [                  ], as Depositary

                              By:________________________________

                              Name:______________________________

                              Title:_____________________________